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                                                                    Exhibit 21.1

                   List of Subsidiaries of MONY Holdings, LLC

MONY Life Insurance Company (New York)
     MONY Life Insurance Company of America (Arizona)
          MONY Series Funds, Inc. (Maryland)
          Enterprise Accumulation Trust (Massachusetts)
     Sagamore Financial Corporation (Ohio)
          U.S. Financial Life Insurance Company (Ohio)
          Financial Marketing Agency, Inc (Ohio).
     MONY International Holding, Inc. (Delaware)
          MONY Life Insurance Company of the Americas, Ltd. (Cayman Islands) MONY Bank & Trust Company of the Americas, Ltd. (Cayman Islands)
          MONY Consultoria e Corretagem de Seguros Ltda. (Brazil)
          MONY International Life Insurance Co. Seguros de Vida S.A. (Argentina) MONY Securities Corporation (New York)
          Trusted Investment Advisors Corp. (Minnesota)
          Trusted Securities Advisors Corp. (Minnesota)
               Trusted Advisors Insurance Agency, Inc. (Massachusetts)
          Trusted Insurance Advisors General Agency Corp. (Minnesota)
     1740 Advisers, Inc. (New York)
     MONY Assets, Corp. (New York)
          MONY Benefits Management Corp. (Delaware)
          MONY Benefits Service Corp. (Delaware)
     Enterprise Capital Management, Inc. (Georgia)
          Enterprise Fund Distributors, Inc. (Delaware)
     MONY Realty Partners, Inc. (Delaware)
     1740 Ventures, Inc. (New York)
     MONY Brokerage, Inc. (Delaware)
          MBI Insurance Agency of Alabama, Inc. (Alabama)
          MBI Insurance Agency of Ohio, Inc. (Ohio)
          MBI Insurance Agency of Massachusetts, Inc. (Massachusetts)
          MBI Insurance Agency of Texas, Inc. (Texas)
          MBI Insurance Agency of New Mexico, Inc. (New Mexico)
          MBI Insurance Agency of Washington, Inc. (Washington)